UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CAPSTONE TURBINE CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

July 16, 2007

Dear Capstone Turbine Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Capstone Turbine Corporation to be held at the Radisson Hotel Chatsworth, 9777 Topanga Canyon Blvd., Chatsworth, California 91311, on August 24, 2007, at 9:00 a.m., Pacific Time. We look forward to meeting you and discussing the accomplishments of the Company for the fiscal year ended March 31, 2007.

Details of the business to be conducted at the 2007 Annual Meeting of Stockholders are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you attend the 2007 Annual Meeting of Stockholders, it is important that your shares be represented and voted. Therefore, I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the 2007 Annual Meeting of Stockholders, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Capstone.

Sincerely,

DARREN R. JAMISON
President and Chief Executive Officer

Chatsworth, California

YOUR VOTE IS IMPORTANT

In order to assure your representation at the 2007 Annual Meeting of Stockholders, you are requested to complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed envelope (no postage required on the envelope if mailed in the United States). Please refer to the “Voting Electronically via the Internet or by Telephone” section on page 2 of the Proxy Statement for alternative voting methods.

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 24, 2007

The Capstone Turbine Corporation (the “Company” or “Capstone”) 2007 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the Radisson Hotel Chatsworth, located at 9777 Topanga Canyon Blvd., Chatsworth, California 91311, on August 24, 2007, at 9:00 a.m., Pacific Time, for the following purposes:

1.                To elect seven members to Capstone’s Board of Directors to serve until the next annual meeting or until their successors have been elected and qualified; and

2.                To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the accompanying proxy statement. The Board of Directors has fixed the close of business on June 26, 2007 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of, and vote at, the Annual Meeting and any adjournments or postponements thereof. We will make a list of stockholders available for examination during the ten days prior to the Annual Meeting at Capstone’s principal executive offices.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. The enclosed proxy is being solicited on behalf of the Board of Directors of Capstone for use at the Annual Meeting. The Board of Directors of Capstone recommends that stockholders vote FOR the matters listed above. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the attached Proxy Statement, which is a part of this Notice and is incorporated herein by reference, for further instructions and information with respect to the business to be transacted at the Annual Meeting.

Please note that space limitations make it necessary to limit attendance to stockholders. Registration will begin at 8:30 a.m., and the Annual Meeting will begin at 9:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. We will admit you if we are able to verify that you are a Capstone stockholder. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Directions to the Radisson Hotel Chatsworth can be obtained by contacting the Company at (818) 734-5300.

By Order of the Board of Directors,

Walter J. McBride
Secretary
Chatsworth, California
July 16, 2007

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

PROXY STATEMENT

For Annual Meeting Of Stockholders
To Be Held August 24, 2007

Information About the 2007 Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors from holders of Capstone Turbine Corporation (the “Company” or “Capstone”) issued and outstanding shares of Common Stock, par value $.001 per share (“Common Stock”), to be voted at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Radisson Hotel Chatsworth, located at 9777 Topanga Canyon Blvd., Chatsworth, California 91311, at 9:00 a.m. Pacific Time on August 24, 2007, for the purposes set forth in the accompanying notice and herein, and any adjournment or postponement thereof.

Voting Procedures

If you were a stockholder of record of the Company’s Common Stock at the close of business on June 26, 2007 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 143,987,854 shares of the Company’s Common Stock were outstanding.

Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the instructions given. Where no instructions are given, such proxies will be voted as our management may propose. If any matter not described in this proxy statement (the “Proxy Statement”) is properly presented for action at the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote on the action according to their best judgment. Each stockholder of record on June 26, 2007 is entitled to one vote for each share of Common Stock held by such stockholder on that date. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of our Common Stock eligible to be voted on the record date. Shares that are voted “FOR” or “WITHHOLD AUTHORITY” are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not have the effect of withholding authority to vote for a director. A broker non-vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Concerning the election of directors, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line.

A copy of Capstone’s 2007 Annual Report to Stockholders (the “2007 Annual Report”) and the Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about July 16, 2007. The 2007 Annual Report includes Capstone’s audited consolidated financial statements.

Your vote is important. Accordingly, you are urged to sign, date and return the accompanying proxy card whether or not you plan to attend the Annual Meeting in person.

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by: (i) delivering written notice of revocation to the Secretary of Capstone at our address above; (ii) submitting a later dated proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

Each unrevoked proxy card properly signed and received prior to the close of the Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy or if no instruction is given on the proxy, the shares represented by a signed proxy card will be voted FOR each of the nominees and proposals.

Voting Electronically via the Internet or by Telephone

Stockholders whose shares are registered in their own names may choose to vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. Votes submitted by telephone or the Internet must be received by 8:59 p.m., Pacific Time (11:59 p.m., Eastern Time), on August 23, 2007.

A large number of banks and brokerage firms are participating in the Broadridge Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your proxy card will provide instructions and you may vote such shares via the Internet at Broadridge’s voting web site (www.proxyvote.com). If your proxy card does not reference the Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided.

Solicitation of Parties

We will pay the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. In addition to the use of the mail, our directors, officers or employees may solicit proxies by telephone, facsimile or other means. These individuals will not receive any additional compensation for these efforts.

Capstone’s executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311, telephone (818) 734-5300.

Independent Public Accountants

Representatives of Deloitte & Touche LLP, independent public accountants for Capstone for the fiscal year ended March 31, 2007 (“Fiscal 2007”) and selected to be the independent public accountants for Capstone for the current fiscal year, will be present at the Annual Meeting. The representatives will have an opportunity to make a statement should they wish to do so and will be available to respond to appropriate questions.

Proposals of Stockholders for 2008 Annual Meeting

Stockholder proposals or nominations for directors intended to be presented at the 2008 annual meeting of stockholders (the “2008 Annual Meeting”) must be in writing and received at Capstone’s executive offices no later than the dates listed below and must comply with Capstone’s bylaws, the policy of its Nominating and Corporate Governance Committee as to director nominations (see “The Nominations Process”) and the proxy rules of the Securities and Exchange Commission (the “SEC”). If appropriate notice of a stockholder proposal is not received at Capstone’s executive offices prior to the close of business on March 18, 2008, the proposal will be deemed untimely and will be disregarded. If the proposal is permitted to be introduced at the 2008 Annual Meeting, the individuals named as proxies on the proxy card for the 2008 Annual Meeting will be entitled to exercise their discretionary authority in voting on any such proposal. In addition, Capstone’s Nominating and Corporate Governance Committee will consider stockholder nominations of candidates for election to the Board of Directors that are timely and otherwise submitted in accordance with the Company’s bylaws and applicable policies.

The date of this proxy statement is July 16, 2007.

PROPOSAL NO. 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Capstone’s Board of Directors currently consists of seven (7) members, and the Company proposes to elect seven directors at the Annual Meeting. The proxies cannot vote for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees of the Board of Directors named below, all of whom are currently directors of the Company.

If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company does not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until the director’s successor has been elected and qualified, or the earlier of the director’s resignation or removal. The table and text below sets forth information about each nominee as of June 26, 2007.

Nominees	Age	Director Since
Eliot G. Protsch(1)	54	2002
Richard K. Atkinson	55	2005
John V. Jaggers	56	1993
Darren R. Jamison	41	2006
Noam Lotan	55	2005
Gary D. Simon	58	2005
Darrell J. Wilk	62	2006

(1)          Chairman of the Board of Directors.

Eliot G. Protsch.   Mr. Protsch has been our director since April 2002 and Chairman of the Board of Directors since October  2002. Mr. Protsch is Senior Executive Vice President and Chief Financial Officer of Alliant Energy Corporation (NYSE: LNT), an energy holding company, and has held such positions since January 2004. He previously was President of Interstate Power and Light Company, a subsidiary of Alliant Energy Corporation, and Executive Vice President Energy Delivery, from 1998 to 2003. Mr. Protsch currently serves on the Board of Directors for American Family Insurance (a Mutual Insurance Company). He received his MBA and his BBA in Economics and Finance from the University of South Dakota. Mr. Protsch is a Chartered Financial Analyst.

Richard K. Atkinson.   Mr. Atkinson was appointed to the Board of Directors in December 2005. Mr. Atkinson is Senior Vice President and Chief Financial Officer of US BioEnergy Corporation (Nasdaq: USBE), a Brookings, South Dakota based company that builds and operates large, efficient biofuels plants on strategic sites, partnering with local farmers and communities to provide renewable fuels to America, and has held such positions since June 2006. He previously was  Vice President, Chief Financial Officer and Corporate Secretary of Pope & Talbot, a wood and pulp products business headquartered in Portland, Oregon, from December 2003 to June 2006. Before joining Pope & Talbot, Mr. Atkinson was with Sierra Pacific Resources since 1980, most recently as its Vice President, Chief Financial Officer and Treasurer from January 2003 to December 2003 and its Vice President, Treasurer and Investor Relations Officer from December 2000 to December 2002. Mr. Atkinson received his Bachelor of Science degree in Biology/Chemistry from the University of Oregon and his MBA from the University of Nevada, Reno.

John V. Jaggers.   Mr. Jaggers has been our director since 1993. Mr. Jaggers is General Partner of Sevin Rosen Funds, a venture capital firm, and has held such position since 1988. Mr. Jaggers served as Chief Financial Officer of Sevin Rosen Funds from 1995 to 2000. Mr. Jaggers received his Bachelors and Masters degrees in Electrical Engineering from Rice University. He received his MBA from Harvard University.

Darren R. Jamison.   Mr. Jamison joined Capstone Turbine Corporation in December 2006 as President and Chief Executive Officer, and has been our director since December 2006. Mr. Jamison most recently served as President and Chief Operating Officer of Northern Power Systems, Inc. Prior to joining Northern Power Systems, Inc., Mr. Jamison was Vice President and General Manager of Distributed Energy Solutions for Stewart & Stevenson Services, Inc. from 1994 to 2003. He holds a B.A. degree in Business Administration and Finance from Seattle University.

Noam Lotan.   Mr. Lotan was appointed to the Board of Directors in June 2005. Mr. Lotan is the President, Chief Executive Officer and Director of MRV Communications, Inc. (“MRV”) (Nasdaq: MRVC), a designer, manufacturer and distributor of communication equipment and services, and optical components. He has been in this position since May 1990. Mr. Lotan was also Chief Financial Officer of MRV from October 1993 until June 1995. From 1987 to January 1990, Mr. Lotan served as Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International, Inc. (“Fibronics”) a manufacturer of fiber optic communication networks. MRV purchased the Fibronics business in September 1996. From 1985 to 1987, Mr. Lotan served as Director of European Operations for Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from the Technion—Israel Institute of Technology and a Masters degree in Business Administration from INSEAD (the European Institute of Business Administration, Fontainebleau, France).

Gary D. Simon.   Mr. Simon has been our director since August 2005. Mr. Simon has been the Chairman, President and Chief Executive Officer of Acumentrics Corporation, a privately-held manufacturer of innovative power supply equipment, since July 2004. Mr. Simon has also served as the President of Sigma Energy Group, a clean energy investment and business development firm, since October 2003. From October 2002 to October 2003, Mr. Simon served as a consultant to several start-up businesses involved with clean energy technologies and as an advisor to the Connecticut and Massachusetts clean energy funds. From April 1998 to October 2002, Mr. Simon served as Senior Vice President, Strategy and Development at Northeast Utilities (NYSE: NU), a utility holding company. From 1998 to 2002, Mr. Simon served as a member of the Board of Directors of Northeast Optic Network, a public company that operated a high-speed fiber optic network from Boston to Washington, D.C. Mr. Simon holds a BA in microbiology from Indiana University and an MS in Ecology from the University of California, Davis.

Darrell J. Wilk.   Mr. Wilk was appointed to the Board of Directors in June 2006. Mr. Wilk is a Strategic Planning & Marketing instructor at Concordia University in St. Paul, Minnesota and Argosy University. He also teaches an executive sales seminar at the University of Wisconsin—Madison. Previously, Mr. Wilk was Vice President and Director of Sales and Marketing Worldwide for the Electronics Components division of ITT Industries (NYSE: ITT), a global engineering and manufacturing company, from 2003 to December 2005. Mr. Wilk also held the position of Vice President and Director of Marketing and Sales Worldwide for the Switch Products division of ITT Industries from 1981 to 2003. From 1972 to 1981, Mr. Wilk served in Sales and Marketing Manager roles in North America at 3M Company, a diversified technology company. He also held the position of Application Engineer of North America at 3M Company from 1968 to 1972. Mr. Wilk holds a Bachelor of Science degree in Physics from Loyola University of Chicago and an MBA from the University of Detroit.

Required Vote for Approval and Recommendation of the Board of Directors

Assuming the presence of a quorum, the seven nominees for director receiving the highest number of votes will be elected to Capstone’s Board of Directors. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading “Voting Procedures.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS. A PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS YOU DESIGNATE OTHERWISE.

GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors

As of the date hereof, the Board of Directors consists of seven directors: Eliot G. Protsch, Richard K. Atkinson, John V. Jaggers, Darren R. Jamison, Noam Lotan, Gary D. Simon and Darrell J. Wilk. The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. Jamison, are “independent directors” as defined by Nasdaq rules.

The Board of Directors met thirteen (13) times during Fiscal 2007, and all of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Company strongly encourages each member of the Board of Directors to attend each annual meeting of stockholders. Six of the seven directors attended the 2006 annual meeting of stockholders. Our standing committees are an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Company’s independent directors meet in executive session, without members of the Company’s management present, on a regular basis.

Audit Committee

The Audit Committee currently consists of Messrs. Lotan (Chair), Atkinson and Protsch. The Audit Committee is constituted to comply with Section 3(a)(58)(A) of the Exchange Act and is responsible, among other items, for (i) monitoring Capstone’s financial reporting and overseeing accounting practices; (ii) annually retaining the independent public accountants as auditors of the books, records and accounts of Capstone; (iii) monitoring the scope of audits made by the independent public accountants and the audit reports submitted by the independent public accountants; and (iv) overseeing the systems of internal control which management and the Board of Directors have established. In addition, the Audit Committee has the duties of a “qualified legal compliance committee,” including monitoring and reviewing stockholder complaints, and also reviews and approves all related-party transactions. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A and is available on the Company’s website at www.microturbine.com. During Fiscal 2007, the Audit Committee held four (4) meetings for which attendance was 92%. The Board of Directors has determined that Noam Lotan, Richard Atkinson and Eliot Protsch are “audit committee financial experts,” as that term is defined by rules adopted by the SEC. Each member of the Audit Committee is an “independent director” pursuant to Nasdaq listing standards.

Compensation Committee

The Compensation Committee currently consists of Messrs. Jaggers (Chair), Lotan and Simon. The Compensation Committee is comprised solely of “independent directors” as defined by Nasdaq listing standards in conformance with the Compensation Committee’s charter. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix B and is available on the Company’s website at www.microturbine.com. The functions of the Compensation Committee include (i) for the purposes of compensation, reviewing the performance and development of the Company’s senior management in achieving corporate goals and objectives; (ii) determining the salary, benefits and other compensation of the executive officers and reviewing the compensation programs for the Company; and (iii) administering the following benefit plans of Capstone: the 1993 Incentive Stock Option Plan, the 2000 Employee Stock Purchase Plan, and the Amended and Restated 2000 Equity Incentive Plan. During Fiscal 2007, the Compensation Committee held six (6) meetings for which attendance was 89%. Processes and procedures for determining compensation are discussed in the section entitled “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Simon (Chair), Atkinson and Jaggers. The Nominating and Corporate Governance Committee is comprised solely of “independent directors” as defined by Nasdaq listing standards in conformance with the Committee’s charter. The Nominating and Corporate Governance Committee is responsible for, among other things, (i) monitoring corporate governance matters and (ii) recommending to the full Board of Directors candidates for election to the Board of Directors. In the past year, the Nominating and Corporate Governance Committee has focused upon new director searches, screening, interviews and final recommendations to the Board of Directors, as well as on fulfilling the requirements of its charter. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.microturbine.com. During Fiscal 2007, the Nominating and Corporate Governance Committee held one (1) meeting at which attendance was 100%. The Nominating and Corporate Governance Committee met subsequent to the end of Fiscal 2007 to recommend to the full Board of Directors each of the nominees for election to the Board of Directors, as presented herein.

Board of Directors and Committee Performance Evaluations

The charter of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee requires an annual performance evaluation, and the Company’s Corporate Governance Principles also mandate an annual evaluation of the Board of Directors. Such performance evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions to the Company. In May 2007, all members of the Company’s Board of Directors were asked to assess the performance of the Board of Directors and such committees and identify areas for improvement through the completion of a detailed questionnaire for each such committee and the Board of Directors. Counsel for the Company reviewed the completed questionnaires, consolidated the responses and reported findings to the Board of Directors in June 2007. The Board of Directors discussed the results of the performance evaluations, and asked the appropriate committees to follow up on the consensus suggestions and put a follow-up process in place. The Nominating and Corporate Governance Committee will review the results and create an action items list for addressing the areas most in need of improvement.

The Nominations Process

The Nominating and Corporate Governance Committee has a policy for the consideration of director candidates recommended by stockholders, and will consider all such bona fide recommended candidates for director if submitted in accordance with such policy. The policy provides that any stockholder recommendation must include the specific information required by the policy and be submitted in writing to:

Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311
Attention: Chair of Nominating and Corporate Governance Committee
Care of: Walter J. McBride, Secretary

and must be received by the Committee by the date set by the Committee and published in the prior year’s proxy statement, which date must be at least 180 days prior to that year’s annual meeting of the stockholders. Stockholder recommendations intended to be presented at the 2008 Annual Meeting must be received by February 25, 2008. All such recommendations should include the following: (i) the name, age, business address and residence address of the prospective candidate, and the name and record address of the stockholder submitting the recommendation, as well as the class or series and number of shares of voting stock of the Company which are owned of record or beneficially by that stockholder; (ii) a statement from the prospective candidate consenting to being named in the proxy and proxy card if selected as a nominee and to serving on the Board of Directors if elected; (iii) a statement explaining whether the prospective candidate is “independent” under applicable laws and otherwise; (iv) biographical data of the prospective candidate, including former and current service on other boards of directors, business experience and current occupation, and any other information relating to the prospective candidate and the recommending stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors; (v) transactions and relationships between the recommended candidate and the recommending stockholder, on the one hand, and the Company or Company management, on the other hand, as well as a description of all arrangements or understandings between the recommending stockholder and the prospective candidate and any other person pursuant to which the nomination is being made by the stockholder; (vi) the prospective candidate’s Company stock trading history; (vii) any material proceedings to which the prospective candidate or his or her associates is a party that are adverse to the Company; (viii) the prospective candidate’s involvement in any past or present legal proceedings, including any involvement in legal proceedings involving the Company; (ix) information regarding whether the recommending stockholder or the recommended candidate, or affiliates of either of those parties, have any plans or proposals for the Company; (x) an explanation as to whether the recommending stockholder and the prospective candidate intend to use the nomination to redress personal claims or grievances against the Company or others or to further personal interests or special interests not shared by the Company’s stockholders at large; (xi) whether the prospective candidate is going to be nominated at the annual meeting of stockholders or is provided solely as a recommendation for consideration by the Committee and (xii) any other relevant information concerning the prospective candidate. The Committee reserves the right to request additional information as it deems appropriate. In addition, the Company’s bylaws permit stockholders to nominate directors at a meeting of the stockholders. Any stockholder nomination must comply with the applicable provisions of the Company’s bylaws and the SEC’s proxy rules and will be handled in accordance with the Company’s bylaws and applicable laws.

The Nominating and Corporate Governance Committee reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership. In addition, the Nominating and Corporate Governance Committee reviews the qualifications of prospective candidates to determine whether they will make good candidates for membership on the Company’s Board of Directors. This consideration includes, at a minimum, a review of each prospective candidate’s character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Corporate Governance Committee deems relevant in light of the needs of the Board of Directors and the Company and/or that are in the best interests of the Company, including relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board of Directors duties, financial expertise, experience with a company that has introduced a new, technologically advanced product or service to the marketplace and existing relationships within target industries or political circles that may benefit the Company, whether the prospective candidate is a Nominating and Corporate Governance Committee-selected prospective candidate or a stockholder-recommended prospective candidate. The Nominating and Corporate Governance Committee selects qualified candidates and recommends those candidates to the Board of Directors, and the Board of Directors then decides if it will invite the candidates to be nominees for election to the Board of Directors.

The Nominating and Corporate Governance Committee uses the following process to identify prospective candidates for the Board of Directors and to evaluate all candidates, including candidates recommended by stockholders in accordance with the Company’s policy regarding stockholder recommendations and the director nominations process. The Nominating and Corporate Governance Committee (i) reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership; (ii) evaluates the Board of Directors for effectiveness and makes a verbal presentation of its findings to the Board of Directors; (iii) determines whether the current members of the

Board of Directors who satisfy the criteria for Board of Directors membership are willing to continue in service; if the current members of the Board of Directors are willing to continue in service, the Committee evaluates the performance of such board members and considers those current members for re-nomination, and if the current members of the Board of Directors are not willing to continue in service or if there will be an increase in the number of directors on the Board of Directors, the Nominating and Corporate Governance Committee considers candidates who meet the criteria for Board of Directors membership; (iv) if necessary, engages a search firm to assist with the identification of potential candidates; (v) compiles a list of potential candidates; (vi) evaluates the prospective candidates, including candidates recommended by stockholders, to determine which of the prospective candidates, if any, will best represent the interests of all stockholders and determines whether any conflicts of interest exist; (vii) holds Committee meetings to narrow the list of prospective candidates; (viii) along with the Chairman of the Board of Directors and management, interviews a select group of prospective candidates; (ix) approves the candidate or candidates who are most likely to advance the best interests of the stockholders; and (x) recommends the selected candidate or candidates to the Board of Directors and the stockholders for approval. The Nominating and Corporate Governance Committee, which may request the assistance of non-Committee Board of Directors members in the execution of its duties, carefully documents the selection and evaluation process.

Stockholder Communications

The Company also has a policy whereby stockholders may communicate directly with the Company’s Board of Directors, or individual members of the Board of Directors, by writing to the Company at:

Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311
Attention: Chair of Nominating and Corporate Governance Committee
Care of: Walter J. McBride, Secretary

and indicating prominently on the outside of any envelope that the communication is intended for (i) the Board of Directors; (ii) the Chairman of the Board of Directors; (iii) a specific committee of the Board of Directors; (iv) the non-management directors; or (v) any other director or subset of directors of the Board of Directors. The Secretary of the Board of Directors reviews all correspondence and regularly forwards, to the appropriate director, directors or the Board of Directors, copies of all communications that, in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual directors, the Board of Directors or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chairman of the Board of Directors, the Chair of the appropriate committee or the director who presides during non-management executive sessions.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2007, the Compensation Committee consisted of Messrs. Jaggers, Lotan and Simon. None of the Committee members have at any time been an officer or employee of the Company nor have any of the members had any relationship with the Company requiring disclosure by the Company during Fiscal 2007. During Fiscal 2007, none of the Company’s executive officers served as a member of the compensation committee of another entity, an executive officer of which served on the Compensation Committee of Capstone, none of the Company’s executive officers served as a director of another entity, an executive officer of which served on the Compensation Committee of Capstone, and none of the Company’s executive officers served as a member of the compensation committee of another entity, an executive officer of which served as a director of Capstone.

AUDIT COMMITTEE REPORT*

In performing its functions, the Audit Committee acts primarily in an oversight capacity. Our management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process, principles and internal controls to assure compliance with accounting standards and applicable laws and regulations. Our independent accountants have the primary responsibility for performing an independent audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing standards and on the effectiveness of the Company’s internal controls over financial reporting and on management’s assessment of such internal controls. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and all members are not experts in the fields of accounting or auditing, including auditor independence. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting. In addition, the Audit Committee selects the Company’s independent accountants and has the authority to engage independent counsel and other advisors as it deems necessary.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Capstone contained in Capstone’s Annual Report on Form 10-K as of and for the year ended March 31, 2007 with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, bothwith and without management present. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Accounting Oversight Board in Rule 3600T, and it has discussed with the auditors their independence from Capstone.

In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K as of and for the year ended March 31, 2007 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Noam Lotan, Chairman
Richard K. Atkinson
Eliot G. Protsch

*                    The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to Regulation 14A other than as provided in SEC regulation S-K, Item 407 or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to the Independent Registered Public Accounting Firm

The table below provides information concerning fees for services rendered by Deloitte & Touche LLP during the last two fiscal years ended March 31, 2007 and 2006. The nature of the services provided in each such category is described following the table.

	Amount of Fees
Description of Fees	2007	2006
Audit Fees	$592,000	$493,000
Audit-Related Fees	349,000	327,000
Tax Fees	76,000	142,000
All Other Fees	—	—
Total	$1,017,000	$962,000

Audit Fees—These fees were primarily for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company’s consolidated annual financial statements and reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three fiscal quarters of the fiscal years ended March 31, 2007 and 2006. The fees also include comfort letters and consents related to SEC filings.

Audit-Related Fees—These fees were primarily for professional services rendered by Deloitte & Touche LLP in connection with the audit of internal controls over financial reporting (pursuant to Section 404 of Sarbanes-Oxley) for the fiscal years ended March 31, 2007 and 2006.

Tax Fees—These fees were for services rendered by Deloitte & Touche LLP for assistance with tax compliance regarding tax filings and also for other tax advice and consulting services.

Pre-approval of Services Performed by the Independent Registered Public Accounting Firm

The Audit Committee has implemented procedures for the advance approval of all audit and non-audit services to be performed by the independent auditor, whereby the Audit Committee must approve all services prior to the commencement of work. Unless the specific service has been pre-approved in accordance with the Audit Committee’s charter for the current year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee considers whether the proposed provision of any non-audit services by the independent auditors is compatible with maintaining the auditor’s independence. The Audit Committee consults with management prior to the Company’s engagement of the independent auditors for all audit and non-audit services. The Audit Committee may delegate its authority to pre-approve audit and non-audit services to the Chair of the Audit Committee provided that the pre-approval decisions of the Chair are subsequently presented at the next Audit Committee meeting. The Audit Committee approved in accordance with applicable law all of the audit and non-audit services performed by Deloitte & Touche LLP during Fiscal 2007. The Audit Committee of our Board of Directors has considered whether the provision of the information technology services and non audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) beginning on page 14 of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

Compensation Committee
John V. Jaggers, Chairman
Noam Lotan
Gary D. Simon

*       The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to Regulation 14A, other than as provided in SEC regulation S-K, Item 407, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee reviews and administers the process and substance of the Company’s executive compensation program, including compensation of the Named Executive Officers (i.e., those executive officers who appear in the Summary Compensation Table on page 21). The Compensation Committee is composed entirely of directors who are “independent,” as defined by the Marketplace Rules of The Nasdaq Stock Market, LLC.

The Compensation Committee believes that the Company’s executive compensation program should:

•       Attract and retain individuals of superior ability and managerial talent by offering total compensation that is competitive with a group of specifically identified peer companies that are of comparable size within similar industries and other companies with which the Company competes for executive talent;

•       Establish goals and objectives that link incentive compensation to achievement of specific key strategic and financial performance goals;

•       Provide compensation that aligns the financial interests of executives with those of Capstone’s stockholders through long-term equity incentives that take into account the Company’s performance;

•       Comply with all applicable laws and Nasdaq member rules and guidelines, and ensure that compensation is appropriate in light of reasonable and sensible standards of good corporate governance; and

•       Be straightforward and easy to understand and administer.

Competitiveness

The Compensation Committee, together with the CEO, focus on attracting, retaining and motivating a highly qualified group of executive officers. They believe that doing so is in the best interests of the Company, its stockholders and other constituencies. In these efforts, the Compensation Committee also considers the market for executive talent when setting compensation. To assist in these efforts, the Company engaged Hewitt Associates (the “Consultant”). The Consultant collects and analyzes information on market practices for the Named Executive Officers and other Company employees. The Consultant renders independent advice to the Compensation Committee regarding the compensation recommendations.

Prior to setting compensation for Fiscal 2007, the Compensation Committee received written reports from the Consultant regarding comparative market data, including comprehensive analyses of compensation and compensation components (the “Consultant Reports”). The Compensation Committee understands that the Consultant Reports were based on public proxy information and published survey data collected by the Consultant from other publicly-traded companies comparable to the Company in terms of revenue, market capitalization, market (technology based, energy based or Southern California manufacturing) and/or other relevant indicators (the “Comparable Companies”).

The Compensation Committee determined that the Comparable Companies constituted a sufficiently large and relevant group for purposes of comparing compensation data. The Consultant Reports provided detailed information, regarding base salary, bonus opportunity and long-term equity incentive compensation for individuals deemed to be comparable to the Named Executive Officers at the Comparable Companies (“Comparable Executives”). The compensation for the positions of President & Chief Executive Officer, Executive Vice President (EVP) & Chief Financial Officer, EVP & Chief

Operations Officer, EVP Business Development, Senior Vice President Operations and Vice President Finance & Chief Accounting Officer was addressed in the reports.

Financial and Strategic Performance

The Compensation Committee believes that the Company’s compensation program should encourage and reward outstanding financial and strategic performance. The financial measures used by the Company in its annual cash bonus plan are based upon the Company’s achievement of specific performance goals determined by the Compensation Committee early in the Company’s fiscal year, and based on the achievement of positive cash flows. The Compensation Committee also believes that the Named Executive Officers should receive a large portion of their compensation in the form of equity, thereby putting this portion of their compensation at risk and further aligning their long-term interests with the Company’s strategic objectives and stockholders’ interests. The Company’s compensation program is designed to maintain a close correlation between the rewards to the Company’s executives and the tactical and strategic success of the Company.

Goal Alignment

The Compensation Committee realizes the critical importance of aligning the financial interests of the executives with those of Capstone’s stockholders. This is achieved through providing long-term equity incentives to Named Executive Officers and other critical senior executives that provide the appropriate rewards based on Company performance. Typically these incentives are in the form of stock options and restricted stock units (“RSUs”) at levels sufficient to motivate performance to achieve long-term Company success without excessive dilution of stockholder value.

Compliance

Compliance with all applicable laws, regulations and Nasdaq rules and guidelines is critical. Reasonable and sensible standards of good corporate governance are a cornerstone of effective executive compensation practices.

Simplicity

The basic components of compensation applicable to the executive officers include base salary, potential annual cash bonus and long-term equity incentive awards. The executive officers also receive employee benefits consistent with those offered to other employees of the Company. All executive officers are covered by the Company’s Change of Control Severance Plan. The Compensation Committee believes the Company is well served by a compensation structure that is relatively easy to monitor, implement and describe to its officers, employees and stockholders.

Process

The process for establishing Fiscal 2007 compensation began in January 2006, when the Compensation Committee first contracted with the Consultant to conduct a survey on competitive compensation for the Named Executive Officers and certain other senior executives. From January 2006 through May 2006, the Company’s Vice President of Human Resources worked with the Consultant and the Company’s President and Chief Executive Officer, to develop recommendations regarding base salaries and equity grant recommendations for the Company’s executive officers. These recommendations were then presented in detail to the Compensation Committee at the regularly scheduled Compensation Committee meeting held in June 2006. Two adjustments to base salary and a stock option grant were made as a result of this review by the Compensation Committee. At this meeting, base salaries, potential bonus and bonus performance goals, equity grants and vesting conditions for each of the Named Executive Officers were subsequently discussed in detail by the Compensation Committee. Mr. Jamison’s base salary, potential bonus and equity compensation were established in December 2006 after reviewing the June 2006 Consultant Reports.

Components of Compensation

Based on advice from the Consultant, management’s recommendation and the judgment of the committee members, the Compensation Committee allocates compensation to individuals both as to specific components (for example, base salary, potential bonus and equity awards) and as a whole (“Total Direct Compensation”). Each of the components of compensation is discussed in more detail below. While considering each component of compensation, the Compensation Committee is relatively more focused on each Named Executive Officer’s Total Direct Compensation, rather than the individual components that make up an individual officer’s Total Direct Compensation. The Compensation Committee seeks to target Total Direct Compensation opportunities for the Named Executive Officers within the range of Total Direct Compensation for Comparable Executives. Because the Compensation Committee has determined that a significant portion of each executive’s compensation should be at risk, the actual compensation realized by the Named Executive Officers depends on the level of performance achieved over both the short-term and long-term and upon long-term tenure in the position. This focus on Total Direct Compensation has the effect of more heavily weighting long-term incentives and at-risk compensation.

Base Salary

The base salary for each of the Named Executive Officers is largely driven by competitiveness and long-term individual performance. The salaries of the Named Executive Officers are evaluated annually as described above under the section entitled “Process.” The Compensation Committee believes that base salaries should be targeted within the range of base salaries for Comparable Executives, while reflecting other relevant factors, such as unique roles and responsibilities and/or individual long-term performance and experience. Accordingly, the base salary of any particular individual may be above or below the median of the applicable range of base salaries paid by Comparable Companies.

Potential Bonus

Named Executive Officers may earn an annual bonus (the “Potential Bonus”) if the corresponding performance criteria (the “Bonus Performance Goals”) set in advance by the Compensation Committee are achieved. The Compensation Committee establishes the Potential Bonus as a percentage of base salary for each of the Named Executive Officers. The Named Executive Officers may receive a bonus payment if the Bonus Performance Goals are met and have the potential to earn annual bonuses above the Potential Bonus if Bonus Performance Goals are exceeded.

Any bonus paid to a Company Executive is made pursuant to the provisions of the plan designed to qualify under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

For 2007, the Potential Bonus for each Named Executive Officer was tied to the Company’s performance measured against, and predicated upon, the achievement of attaining a cash flow positive financial position for the Company in the current fiscal year.

•       The President and Chief Executive Officer’s Potential Bonus is established at 100% of annual salary.

•       The other Named Executive Officers’ Potential Bonus is established at 40% of annual salary.

Since the Company did not achieve a cash flow positive position in Fiscal 2007, no annual cash bonuses were paid to the Named Executive Officers or any other bonus eligible employees.

Long-Term Incentives

The Compensation Committee granted certain Named Executive Officers long-term incentives in Fiscal 2007. As in recent years, these long-term incentives were exclusively in the form of equity awards of (1) non-qualified options to purchase shares of the Company’s Common Stock (“Options”) and/or (2) restricted shares of Common Stock, or RSUs (“Restricted Shares” and collectively with Options, the “Equity Compensation”).

In discharging its responsibility for administering the Company’s stock-based compensation programs, the Compensation Committee regularly monitors and evaluates the total cost of such programs. Each year, the Consultant prepares an analysis of the Company’s programs in the areas of total share utilization and annual grant rates. The analysis results are used by the Compensation Committee in evaluating management’s annual equity grant recommendations for all program participants, including the Named Executive Officers. In evaluating total cost of the Company’s stock compensation programs, the Compensation Committee takes into consideration the practices of the Comparable Companies.

Option Awards

In Fiscal 2007, options were granted to three Named Executive Officers by the Compensation Committee. The meetings of the Compensation Committee to approve option awards typically occur shortly after the Company’s quarterly earnings release. Pursuant to the provisions of the 2000 Equity Incentive Plan, the exercise price of an Option is set as the closing price of the Company’s stock on the date of the grant. The Compensation Committee does not grant options with reload features and has a policy against re-pricing stock options. All Options granted in Fiscal 2007 to Named Executive Officers vest 25% on the first anniversary date and monthly thereafter on a pro rata basis over the next 36 months.

Restricted Stock Units

In Fiscal 2007, the Compensation Committee granted RSUs to one Named Executive Officer and one other executive officer. These RSUs were granted as an inducement to accept employment with the Company and were approved through separate Compensation Committee meetings. The RSUs granted to the President and Chief Executive Officer and the Executive Vice President of Sales and Marketing vest 25% annually from the grant date, conditioned on continued employment. These inducement grants were not made from the Equity Incentive Plan, but are subject to similar terms and conditions.

Employee Benefits

Executive officers are generally entitled only to benefits consistent with those offered to other employees of the Company, except to the extent such benefits are integrally and directly related to the performance of the executive officer’s duties. The Company offers group life, disability, medical, dental and vision insurance, an employee stock purchase program and other comparable benefits to all employees.

Change of Control

The Company maintains the Capstone Turbine Corporation Change of Control Severance Plan (the “Change of Control Plan”), which provides certain payments and benefits to eligible employees, including the Named Executive Officers, upon a change in control. The Change in Control Plan provides severance benefits to participants whose employment is terminated or otherwise adversely impacted within 12 months of a change in control of the Company. The Board adopted the Change in Control Plan to increase the likelihood that key management personnel are retained during any period of potential or actual corporate transactions involving a change in control of the Company. The Compensation Committee believes that the provisions of the Change in Control Plan are consistent with those offered by the Comparable Companies and other organizations of similar size.

Compensation of the Individual Named Executive Officers

Mr. Jamison

Mr. Jamison’s base salary, Potential Bonus and Equity Compensation were established by the Compensation Committee in December 2006, after reviewing the June 2006 Consultant Reports. As the Company’s CEO, Mr. Jamison’s Total Direct Compensation was established at approximately the 50th percentile for the Comparable Executives. As part of his letter agreement to accept employment with Capstone, Mr. Jamison was granted a stock option to purchase 2,000,000 shares of Capstone Common Stock and RSUs for 500,000 shares of Capstone Common Stock. In addition, he participates in the bonus plan at a target bonus of 100% of base salary and is eligible for a special performance bonus of $100,000 to be paid upon the achievement of cash flow positive for any two consecutive quarters during the first two years of employment. Mr. Jamison received a signing bonus of $150,000 and a relocation package for him and his family.

Messrs. McBride, Fink, Gilbreth, Estus and Rodriquez

In June of 2006, the Company’s Vice President of Human Resources and the Consultant presented to the Compensation Committee a survey conducted by the Consultant. The survey was designed specifically for the Company comparing the executive compensation of the direct executive reports to the CEO with Comparable Companies. The components of the survey included base salary, Potential Bonus, total cash compensation (base salary plus target bonus opportunity), the estimated economic value of long-term incentives and Total Direct Compensation. The Company’s philosophy was to pay competitively within the marketplace for like positions in similar companies, paying attention to internal equity and providing long term incentives designed to encourage the long-term success of the Company. As a result of the presentation, and subsequent discussions with the Committee, it was determined to adjust the base salary of Mark Gilbreth from $185,000 to $225,000 and Leigh Estus from $188,000 to $210,000. Both of these adjustments reflect their respective pay compared to the market and their individual contributions to the Company. Mr. Gilbreth was also granted an additional 400,000 options in order to align his long-term incentives with the market as well as his peers within the Company. At this meeting it was determined that the other executive officers specifically, Messrs. McBride, Fink and Rodriquez were paid competitively and that their incentives were appropriate. In addition, the Compensation Committee approved a grant for an additional 300,000 options for Mr. John R. Tucker, the CEO at the time.

Following Mr. Tucker’s resignation on July 31, 2006 Mr. Gilbreth was appointed by the Board of Directors as the interim President and CEO. Mr. Gilbreth performed in this capacity until Mr. Jamison was hired and began his employment in December of 2006. In recognition of his role as interim President and CEO, Mr. Gilbreth was awarded an option grant for 100,000 shares by the Compensation Committee.

In February, 2007 the Compensation Committee approved an option grant to Leigh Estus for 300,000 shares. This grant was made for two fundamental reasons: (1) in recognition of a commitment made to Mr. Estus in his employment offer and (2) to align his total long-term incentives with other named executives.

Conclusion

The Compensation Committee believes that its decisions with respect to compensation paid to the Named Executive Officers for Fiscal 2007 are consistent with the goals outlined at the beginning of the Compensation Discussion and Analysis.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers of the Company

The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Darren R. Jamison	41	President & Chief Executive Officer
Walter J. McBride	54	Executive Vice President & Chief Financial Officer
James D. Crouse	44	Executive Vice President, Sales & Marketing
Leigh L. Estus	57	Senior Vice President, Operations
Mark G. Gilbreth	35	Executive Vice President & Chief Technology Officer
Elizabeth M. Reynolds	42	Vice President & Chief Accounting Officer

The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company’s Board of Directors:

Walter J. McBride.   Mr. McBride joined us in July 2005 as our Executive Vice President and Chief Financial Officer. Prior to joining Capstone, Mr. McBride served as Executive Vice President and Chief Financial Officer of First Consulting Group, Inc. (Nasdaq: FCGI), an information technology services company, from April 2000 to May 2005. Prior to his employment with FCGI, Mr. McBride served as Chief Financial Officer for several innovative technology companies including Emulex (NYSE: ELX), Kistler Aerospace, Unplugged Communication, and CalComp. Mr. McBride graduated from Ohio State University with a bachelor degree in accounting/finance with honors. He earned a master’s degree in computer systems management from the Rochester Institute of Technology. He is a member of Financial Executives International.

James D. Crouse.   Mr. Crouse joined us in February 2007 as Executive Vice President of Sales & Marketing. Prior to joining Capstone, from February 2005 to February 2007, Mr. Crouse was President of Navitas Consulting where he specialized in assisting client companies with growing their businesses. Prior to his employment with Navitas Consulting, Mr. Crouse was General Manager of the Gas Engine Group for Valley Power Systems, the GE Jenbacher distributor from June 2003 to February 2005. Additionally, Mr. Crouse was President of JST Energy and Vice President of Crown Engineering & Construction from September 2001 to June 2003. Mr. Crouse is a member of the California Association of Building Energy Consultants, and he is a licensed General Engineering Contractor “A” in California.

Leigh L. Estus.   Mr. Estus has served as Senior Vice President of Operations since April 2006. He most recently served as Vice President of Operations from November 2005 to April 2006. Prior to joining Capstone, Mr. Estus was the Director of Operations of the Thousand Oaks, California plant for EDO Corporation, a communications and countermeasure systems company (“EDO”), from August 2004 until October 2005. Prior to his employment with EDO, Mr. Estus spent more than 16 years with BAE Systems, a developer and manufacturer of advanced defense and aerospace systems, where he held the positions of Vice President of Operations and Director of Support Solutions. Prior to BAE Systems, Mr. Estus was employed by Whittaker Electronics Systems and Hughes Aircraft Company. Mr. Estus received his Bachelor of Science degree in Business Administration from the University of Redlands.

Mark G. Gilbreth.   Mr. Gilbreth has served as our Executive Vice President and Chief Technology Officer since February 2007. He most recently served as Executive Vice President and Chief Operating Officer from April 2006 to February 2007. Additionally, he held the position of Interim President & Chief Executive Officer from July 2006 to December 2006. Mr. Gilbreth also served as Vice President, Engineering Technologies from February 2005 to April 2006 and has held positions of increasing responsibilities in Engineering, Program Management and Customer Service since he joined us in August 1995. Prior to joining Capstone, Mr. Gilbreth held various positions in Engineering at Sundstrand Power Systems in San Diego from 1991 to 1995. Mr. Gilbreth received his Bachelor degree in Computer Science from San Diego State University.

Elizabeth M. Reynolds.   Ms. Reynolds has served as Chief Accounting Officer since April 2007. Prior to joining Capstone, Ms. Reynolds most recently served as Controller—North America (from January 2006) and Controller (from February 1998 to December 2005) of Spirent Communications, Inc., a global provider of performance analysis and service assurance that enables the development of next-generation networking technologies. Ms. Reynolds had been employed by Spirent Communications since December, 1995. Ms. Reynolds graduated from St. Mary’s College of Maryland with a Bachelor of Arts degree in Language and Literature. She also has a Masters in Business Administration from Marymount University. Ms. Reynolds is a licensed Certified Public Accountant in the state of Maryland.

Summary Compensation Table

Decisions on compensation for the Company’s executive officers are made by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, including the CEO, reviewing compensation plans relating to officers, approving equity-based compensation grants, reviewing other benefits under the Company’s employee benefit plans and providing a general review of the Company’s employee compensation policy.

The table below sets forth the compensation of all individuals serving as the Company’s CEO during the last completed fiscal year, the Company’s CFO and three other highly compensated executive officers during the fiscal year. These individuals may be referred to in this Proxy Statement as the “Named Executive Officers.”

Name and Principal Position	Year(1)	Salary	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non- Equity Incentive Plan Compensation	All Other Compensation(5)	Total
Darren R. Jamison	2007	$115,500	$150,000	$44,767	$145,779	$—	$8,941	$464,987
President and Chief Executive Officer
Walter J. McBride	2007	250,000	—	—	494,674	—	—	744,674
Executive Vice President & Chief Financial Officer
Leigh L. Estus	2007	205,769	—	—	280,537	—	2,585	488,891
Senior Vice President, Operations
Mark G. Gilbreth	2007	217,309	—	—	301,483	—	34,582	553,374
Executive Vice President & Chief Technology Officer
John R. Tucker	2007	130,900	—	63,209	282,939	—	—	477,048
Former President & Chief Executive Officer
John C. Fink, III(6)	2007	210,000	—	—	313,198	—	—	523,198
Former Executive Vice President, Business Development
Antonio Rodriquez	2007	167,692	—	—	65,204	—	—	232,896
Former Vice President, Finance & Chief Accounting Officer

(1)                In accordance with SEC transition rules, this table reflects compensation to the Named Executive Officers only for the most recently completed fiscal year. Information for years prior to the most recently completed fiscal year presented under previous SEC rules is available in the Company’s previous filings, which can be obtained from the SEC’s website at www.sec.gov .

(2)                Reflects signing bonus.

(3)                The amounts shown are the amounts of compensation cost recognized by the Company in fiscal year 2007 related to the grants of restricted stock and RSUs in fiscal year 2007 and prior fiscal years, as described in Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 8 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for Fiscal 2007. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures. Mr. Tucker resigned effective July 31, 2006 and forfeited 125,000 shares. The table below shows how much of the overall amount of the compensation cost is attributable to each award.

Named Executive Officer	Grant Date	Number Shares of Stock in Original Grant	2007 Fiscal Year Compensation Cost
Darren R. Jamison	12/18/2006	500,000	$44,767
Walter J. McBride	n/a	0	0
Leigh L. Estus	n/a	0	0
Mark G. Gilbreth	n/a	0	0
John R. Tucker	08/04/2003	500,000	63,209
John C. Fink, III	n/a	0	0
Antonio Rodriquez	n/a	0	0

(4)                The amounts shown are the amounts of compensation cost recognized by the Company in fiscal year 2007 related to the grants of stock options in fiscal year 2007 and prior fiscal years, as described in Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 8 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for Fiscal 2007. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures. Mr. Tucker resigned effective

July 31, 2006 and forfeited 800,000 options. Mr. Rodriquez resigned effective January 31, 2007 and forfeited 93,750 options. The table below shows how much of the overall amount of the compensation cost is attributable to each award.

Named Executive Officer	Grant Date	Exercise Price	Number of Shares of Stock Underlying Options in Original Grant	2007 Fiscal Year Compensation Cost
Darren R. Jamison	12/18/2006	$1.27	2,000,000	$145,779
Walter J. McBride	01/11/2006	3.20	500,000	332,685
	07/11/2005	1.63	500,000	161,989
Leigh L. Estus	02/14/2007	0.90	300,000	6,750
	11/07/2005	2.75	500,000	273,787
Mark G. Gilbreth	02/14/2007	0.90	100,000	2,250
	06/12/2006	2.63	400,000	173,777
	10/31/2005	2.43	100,000	48,399
	03/17/2005	1.64	110,000	35,797
	09/09/2004	1.58	25,000	7,993
	01/26/2004	2.36	70,000	30,754
	01/26/2004	2.36	5,000	2,513
John R. Tucker	06/12/2006	2.63	300,000	130,333
	08/01/2003	1.18	2,000,000	152,606
John C. Fink, III	10/31/2005	2.43	100,000	48,399
	08/25/2003	1.66	800,000	264,799
Antonio Rodriquez	01/03/2006	2.99	125,000	65,204

(5)                Details of the amounts reported as All Other Compensation are as follows:

Name	Relocation	401(K) Company Match	Total All Other Compensation
Darren R. Jamison	$5,861	$3,080	$8,941
Walter J. McBride	—	—	—
Leigh L. Estus	—	2,585	2,585
Mark G. Gilbreth	34,063	519	34,582
John R. Tucker	—	—	—
John C. Fink, III	—	—	—
Antonio Rodriquez	—	—	—

(6)                Effective February 1, 2007, Mr. Fink was no longer an officer of the Company. Mr. Fink resigned from the Company effective June 15, 2007.

As discussed in the section entitled “Compensation Discussion and Analysis,” the Compensation Committee allocates compensation to the Named Executive Officers both as to specific components (for example, base salary, bonus and equity awards) and as to total compensation. While considering each component of compensation, the Compensation Committee is relatively more focused on each Named Executive Officer’s total compensation, rather than the individual components that make up an executive’s total compensation.

Consulting Agreement with John R. Tucker

Effective July 31, 2006, John R. Tucker resigned as the Company’s President and Chief Executive Officer and entered into a consulting agreement with the Company (the “Consulting Agreement”). The Consulting Agreement provided that Mr. Tucker’s vested options of 1,500,000 shares would be exercisable until July 31, 2007.

Grants of Plan-Based Awards

Certain information concerning each grant of an award made to a Named Executive Officer during Fiscal 2007 is set forth in the table below.

		All Other	All Other
		Stock	Option		Grant
		Awards:	Awards:	Exercise	Date Fair
		Number of	Number of	or Base	Value of
		Shares of	Securities	Price of	Stock and
		Stock or	Underlying	Option	Option
Name	Grant Date	Units(1)	Options	Awards(2)	Awards(3)
Darren R. Jamison	12/18/2006	—	2,000,000	$1.27	$2,067,800
President and Chief Executive Officer	12/18/2006	500,000	—	—	635,000
Walter J. McBride	—	—	—	—	—
Executive Vice President & Chief Financial Officer
Leigh L. Estus	02/14/2007	—	300,000	0.90	219,150
Senior Vice President, Operations
Mark G. Gilbreth	06/12/2006	—	400,000	2.63	869,480
Executive Vice President & Chief Technology Officer	02/14/2007	—	100,000	0.90	73,050
John R. Tucker	06/12/2006	—	300,000	2.63	652,110
Former President & Chief Executive Officer
John C. Fink,III	—	—	—	—	—
Former Executive Vice President, Business Development
Antonio Rodriquez	—	—	—	—	—
Former Vice President, Finance & Chief Accounting Officer

(1)          Reflects restricted stock unit awards granted as inducement awards. For more information about the vesting criteria, please refer to the section above entitled “Compensation Discussion and Analysis.”

(2)          Reflects the fair market value of a share of Common Stock as the closing sales price of the Common Stock on the trading day on the date of grant.

(3)          Reflects the aggregate FAS 123R value of all awards made in Fiscal 2007. Such amounts are not apportioned over the service or vesting period, as opposed to the presentation in the Summary Compensation Table.

In February 2007, the Compensation Committee adopted a policy regarding the granting of equity-based compensation awards. The policy generally provides that the Compensation Committee shall not backdate any equity grant or manipulate the timing of the public release of material information or of any equity award with the intent of benefiting a grantee under an equity award. Generally, quarterly grants of equity-based compensation awards are to be approved by the Compensation Committee on the date of a regularly scheduled meeting of the Compensation Committee. Inducement grants may be approved at a special meeting of the Compensation Committee and are generally effective as of the commencement of employment. The date the Compensation Committee acts to approve an award shall be the grant date of the award for purposes of the Company’s equity compensation plans, except that grants made after the close of business may be deemed to be granted on the following day. No grants may be made by action on written consent, except in extraordinary circumstances. In no event shall the exercise price or value of an award be determined by reference to the fair market value of the Company’s common stock on a day other than the grant date of the award.

Outstanding Equity Awards at Fiscal Year-End

Certain information concerning unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of the end of the 2007 fiscal year is set forth in the table below.

	Option Awards				Stock Awards
					Number of
					Shares or	Market Value
	Number of				Units of	of Shares or
	Securities Underlying		Option	Option	Stock That	Units of Stock
	Unexercised Options		Exercise	Expiration	Have Not	That Have
Name	Exercisable(1)	Unexercisable(1)	Price	Date(2)	Vested(3)	Not Vested(3)
Darren R. Jamison	—	2,000,000	$1.27	12/18/2016	500,000	$530,000
President & Chief Executive Officer
Walter J. McBride	208,333	291,667	1.63	07/11/2015	—	—
Executive Vice President & Chief Financial Officer	125,000	375,000	3.20	01/11/2016	—	—
Leigh L. Estus	167,667	333,333	2.75	11/07/2015	—	—
Senior Vice President, Operations	—	300,000	0.90	02/14/2017	—	—
Mark G. Gilbreth	437	—	1.00	12/01/2007	—	—
Executive Vice President &	4,500	—	2.50	11/01/2008	—	—
Chief Technology Officer	12,750	—	0.33	05/01/2009	—	—
	13,000	—	3.33	02/18/2010	—	—
	12,000	—	1.89	06/26/2012	—	—
	4,583	417	2.36	01/26/2014	—	—
	55,417	14,583	2.36	01/26/2014	—	—
	15,625	9,375	1.58	09/09/2014	—	—
	55,000	55,000	1.64	03/17/2015	—	—
	35,417	64,583	2.43	10/31/2015	—	—
	—	400,000	2.63	06/12/2016	—	—
	—	100,000	0.90	02/14/2017	—	—
John R. Tucker	1,500,000	—	1.18	07/31/2007	—	—
Former President & Chief Executive Officer
John C. Fink,III	716,667	83,333	1.66	08/25/2013	—	—
Former Executive Vice President, Business Development	35,417	64,583	2.43	10/31/2015	—	—
Antonio Rodriquez	31,250	—	2.99	05/01/2007	—	—
Former Vice President, Finance & Chief Accounting Officer

(1)          One-fourth of each option vests on the first anniversary of the grant date and 1/48th vests on the first day of each full month thereafter, so that all shall be vested on the first day of the 48th month after the issuance.

(2)          All options terminate, if not sooner, at the expiration of ten years following the grant date.

(3)          This restricted stock unit vests in four equal installments on each anniversary of the date of grant conditioned on continued employment.

Option Exercises and Stock Vested

Certain information concerning each exercise of stock options and each vesting of restricted stock, including restricted stock units, during Fiscal 2007 for each Named Executive Officer on an aggregated basis is set forth in the table below.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
Darren R. Jamison	—	$—	—	$—
President & Chief Executive Officer
Walter J. McBride	—	—	—	—
Executive Vice President & Chief Financial Officer
Leigh L. Estus	—	—	—	—
Senior Vice President, Operations
Mark G. Gilbreth	—	—	—	—
Executive Vice President & Chief Technology Officer
John R. Tucker	—	—	52,083 (1)	156,249 (1)
Former President & Chief Executive Officer
John C. Fink, III	—	—	—	—
Former Executive Vice President, Business Development
Antonio Rodriquez	—	—	—	—
Former Vice President, Finance & Chief Accounting Officer

(1)          On each April 4, 2006 and July 4, 2006, 10,416 shares vested. On each May 4, 2006, June 4, 2006 and August 4, 2006, 10,417 shares vested. On each April 4, 2006 and July 4, 2006 the market value of the stock was $3.73 and $2.35, respectively. On each May 4, 2006, June 4, 2006 and August 4, 2006, the market value of the stock was $3.94, $2.97 and $2.01, respectively.

Potential Payments upon Termination or Change-in-Control

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each Named Executive Officer if each situation occurred on March 31, 2007 is listed in the tables below.

Mr. Jamison

					Termination
		Involuntary		Involuntary	Related to
Executive Benefits and		Termination		Termination	Change in	Death or
Payments upon Termination	Retirement	without Cause		for Cause	Control	Disability
Cash Payments	$—	$400,000	(1)	$—	$600,000 (2)	$—
Stock Options (unvested)	—	0	(3)	—	0 (4)	—
Restricted Stock Units (unvested)	—	33,125	(5)	—	530,000 (6)	—
Insurance Benefits	—	17,164	(7)	—	25,746 (8)	—

(1)          Reflects a severance payment of Mr. Jamison’s annual base salary as of March 31, 2007 payable over a period of 12 months after termination, in accordance with Mr. Jamison’s severance agreement dated December 18, 2006.

(2)          Reflects a lump sum severance payment of Mr. Jamison’s base salary as of March 31, 2007 for 18 months, in accordance with Mr. Jamison’s severance agreement dated December 18, 2006.

(3)          Reflects the value of the shares of Common Stock over the exercise price of outstanding, unexercised stock options, which become exercisable (1/48th for each month of employment) if the executive is involuntarily terminated without cause during the first year of employment.

(4)          Reflects the value of the shares of Common Stock over the exercise price of outstanding, unexercised stock options if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Equity Incentive Plan.

(5)          Reflects the value of the outstanding unvested restricted stock units of Common Stock which become vested (1/48th for each month of employment) if the executive is involuntarily terminated without cause during the first year of employment.

(6)          Reflects the value of the outstanding, unvested restricted stock units of Common Stock, which become vested if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Equity Incentive Plan.

(7)          Reflects the premiums for medical and dental insurance benefits for a 12-month period in accordance with Mr. Jamison’s severance agreement dated December 18, 2006.

(8)          Reflects the premiums for medical and dental insurance benefits for a 18-month period in accordance with Mr. Jamison’s severance agreement dated December 18, 2006.

Mr. McBride

Executive Benefits and Payments upon Termination	Retirement	Involuntary Termination without Cause		Involuntary Termination for Cause	Termination Related to Change in Control		Death or Disability
Cash Payments	$—	$125,000	(1)	$—	$250,000	(2)	$—
Stock Options (unvested)	—	—		—	0	(3)	—
Restricted Stock Units (unvested)	—	—		—	—		—
Insurance Benefits	—	6,138	(4)	—	12,275	(5)	—

Mr. Estus

Executive Benefits and Payments upon Termination	Retirement	Involuntary Termination without Cause		Involuntary Termination for Cause	Termination Related to Change in Control		Death or Disability
Cash Payments	$—	$105,000	(1)	$—	$210,000	(2)	$—
Stock Options (unvested)	—	—		—	48,000	(3)	—
Restricted Stock Units (unvested)	—	—		—	—		—
Insurance Benefits	—	0	(4)	—	0	(5)	—

Mr. Gilbreth

Executive Benefits and Payments upon Termination	Retirement	Involuntary Termination without Cause		Involuntary Termination for Cause	Termination Related to Change in Control		Death or Disability
Cash Payments	$—	$112,500	(1)	$—	$225,000	(2)	$—
Stock Options (unvested)	—	—		—	25,334	(3)	—
Restricted Stock Units (unvested)	—	—		—	—		—
Insurance Benefits	—	5,239	(4)	—	10,477	(5)	—

(1)          Reflects a severance payment of six months of the executive’s normal compensation.

(2)          Reflects a lump sum severance payment of twelve months of the executive’s normal compensation.

(3)          Reflects the intrinsic value of the shares of Common Stock underlying outstanding, unexercised stock options, which become exercisable if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Equity Incentive Plan.

(4)          Reflects the premiums for medical and dental insurance benefits based on current coverage for a 6-month period in accordance with the severance policy.

(5)          Reflects the premiums for medical and dental insurance benefits based on current coverage for a 12-month period in accordance with the Change in Control Plan.

Messrs. Tucker(1), Fink(2), Rodriquez(3)

(1)          Effective July 31, 2006, Mr. Tucker resigned. He was not an employee of the Company as of March 31, 2007 and, therefore, was not eligible to receive any additional payments or benefits.

(2)          Effective February 1, 2007, Mr. Fink was not an officer of the Company. Therefore as of March 31, 2007, he was not eligible to receive any additional payments or benefits.

(3)          Effective January 31, 2007, Mr. Rodriquez resigned. He was not an employee of the Company as of March 31, 2007 and, therefore, was not eligible to receive any additional payments or benefits.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Board of Directors adopted the Change of Control Plan in April 2002. The Change of Control Plan is applicable to each member of management designated by the Board of Directors, including the Named Executive Officers as described above. In the event that a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company, as defined, the participant will receive a payment equal to his or her annual base salary plus the cash incentive compensation for the year in which the effective date for the change in control occurs, as well as continuation of health plan benefits for 12 months.

The Company adopted the Capstone Turbine Corporation Severance Pay Plan (the “Severance Plan”) in May 2002. In February 2003, the Severance Plan was amended to provide that each member of management reporting to the CEO and/or the President whose employment is involuntarily terminated without cause is entitled, upon signing a release, to an amount equal to such person’s salary for six months. The Severance Plan was amended effective January 31, 2005 to clarify that benefits due following a change of control of the Company are offset by benefits received under the Change of Control Plan or under any other severance agreement with the Company and to achieve administrative consistency with the Company’s other change in control plans and arrangements. The Change of Control Plan was amended again effective March 17, 2005 to modify the definition of change of control of the Company and to permit a participant to resign and receive benefits following a six month trial period in a position that would otherwise constitute a reduction in responsibility or compensation.

The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Stock awards or options to purchase the Common Stock of the Company have been issued to Named Executive Officers as inducement grants or pursuant to the Equity Incentive Plan that become fully vested or exercisable if a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Equity Incentive Plan. The Equity Incentive Plan was amended effective January 31, 2005 to clarify certain resignation rights following a change of control and to achieve administrative consistency with the Company’s other change in control plans and arrangements. The Equity Incentive Plan was amended again effective March 17, 2005 to modify the definition of change of control of the Company and to permit a participant to resign and receive benefits following a six month trial period in a position that would otherwise constitute a reduction in responsibility or compensation.

The Company entered into employment agreements with each of the Named Executive Officers that provide for equity compensation awards and generally provide that employment may be terminated at will. Mr. Jamison’s employment agreement provides for a cash bonus if certain objectives are achieved. The bonus provides a payment of $100,000 to be paid upon the Company’s achievement of cash flow positive for any two consecutive quarters during the first two years of employment. Additionally, a cash bonus each year based on performance targets negotiated with the Compensation Committee of the Board with respect to each year in which the Company reports, after taking into account any such bonus and operating profit. The target bonus shall be 100% of the base salary.

COMPENSATION OF DIRECTORS

Certain information concerning the compensation of directors for Fiscal 2007 is set forth in the table below.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Eliot G. Protsch	$31,125	$—	$20,719	$—	$—	$—	$51,844
Richard K. Atkinson	27,625	—	25,939	—	—	—	53,564
Richard M. Donnelly(5)	14,750	—	4,790	—	—	—	19,540
John V. Jaggers	29,500	—	20,719	—	—	—	50,219
Noam Lotan	29,125	—	28,408	—	—	—	57,533
Dennis D. Schiffel(5)	14,000	—	14,146	—	—	—	28,146
Gary D. Simon	28,750	—	36,125	—	—	—	64,875
Darrell J. Wilk	27,458	—	21,396	—	—	34,500	83,354

(1)          Mr. Jamison, the Company’s President & CEO, does not and Mr. Tucker, the Company’s former Chairman, President and Chief Executive Officer, did not receive compensation for serving as a member of the Board of Directors.

(2)          Includes stock awards granted to non-employee directors who elect to take payment of all or any part of their directors’ fees in stock in lieu of cash. For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non-employee director may elect to receive, in lieu of all or any portion of his annual retainer or committee fee cash payment, a stock award. The award is calculated by dividing the amount of the fee by the fair market value of a share of Common Stock on the date the fee is payable. For Fiscal 2007,  35% of the fees were paid in the form of stock.

(3)          The amounts shown are the amounts of compensation cost recognized by the Company in Fiscal 2007 related to the grants of stock options in Fiscal 2007 and prior fiscal years, as described in Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 8 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for Fiscal 2007. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures. Mr. Donnelly resigned effective August 18, 2006 and forfeited 2,500 options. Mr. Schiffel resigned effective August 18, 2006 and forfeited 9,700 options. The table below shows how much of the overall amount of the compensation cost is attributable to each award.

			Number of Shares of
			Stock Underlying	2007 Fiscal Year
		Exercise	Options in Original	Compensation
Director	Grant Date	Price	Grant	Cost
Eliot G. Protsch	08/18/2006	$2.03	10,000	$10,307
	09/16/2005	5.45	10,000	10,412
Richard K. Atkinson	08/18/2006	2.03	10,000	10,307
	12/09/2005	3.62	21,600	15,632
Richard M. Donnelly	09/16/2005	5.45	10,000	4,790
John V. Jaggers	08/18/2006	2.03	10,000	10,307
	09/16/2005	5.45	10,000	10,412
Noam Lotan	08/18/2006	2.03	10,000	10,307
	09/16/2005	5.45	10,000	10,412
	06/23/2005	1.35	21,600	7,689
Dennis D. Schiffel	09/16/2005	5.45	10,000	4,790
	08/18/2004	1.60	21,600	9,356
Gary D. Simon	08/18/2006	2.03	10,000	10,307
	09/16/2005	5.45	21,600	25,818
Darrell J. Wilk	08/18/2006	2.03	10,000	10,307
	06/19/2006	2.35	21,600	11,089

The grant date fair value of each option  to purchase 10,000 shares of common stock grated on August 18, 2006 was $16,720. The grant date fair value of the option to purchase 21,600 shares of common stock grated on June 19, 2006 was $41,943. The grant date fair value is calculated based on the Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 8 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for Fiscal 2007. As of March 31, 2007, Messrs. Protsch and Jaggers each held options to purchase 76,884 shares, Mr. Lotan held options to purchase 41,600 shares and Messrs. Atkinson, Simon and Wilk each held options to purchase 31,600 shares.

(4)          The Company engaged Mr. Wilk for consulting services to identify and hire a new CEO and to assist the Sales & Marketing Department.

(5)          Messrs. Donnelly and Schiffel resigned from the Board of Directors as of the 2006 Annual Meeting of Stockholders on August 18, 2006.

On an annual basis, following the Annual Meeting, the Board of Directors, upon recommendation of the Compensation Committee, determines the compensation payable to non-employee members of the Board of Directors for the term beginning on the date of the prior year’s annual meeting of stockholders, and ending on the date immediately preceding the next annual meeting of stockholders. The Consultant provided the Compensation Committee with information on peer comparisons, including a methodology overview, total board compensation, board-only compensation and equity grants, committee service compensation and initial equity grants.

The Company’s 2000 Equity Incentive Plan provides that a non-employee director who joins the Board of Directors shall receive on his or her initial election to the Board of Directors, an option to purchase 21,600 shares of our Common Stock. This initial grant becomes exercisable in three equal installments on each anniversary of the initial election, based upon continuing service as a director. The Equity Incentive Plan further provides for the grant of options to our non-employee directors to purchase 10,000 shares of our Common Stock on the date of each Annual Meeting of Stockholders at which the non-employee director is re-elected to our Board of Directors. This annual grant becomes exercisable in four equal installments at the end of each quarter in the fiscal year, based upon continuing service as a director. The exercise price of all options is equal to the fair market value of the Common Stock on the grant date, and the term is ten years, subject to earlier expiration in connection with termination of service.

In addition, each non-employee director receives an annual cash retainer of $25,000. Each non-employee director who is a member of one of the Board of Directors’ standing committees of the Board of Directors also receives a $1,500 annual retainer for each standing committee on which he or she serves; provided that the Chairman of each committee receives a $3,000 annual retainer. The Chairman of the Board of Directors receives an additional $5,000 annual retainer. Non-employee directors may elect to receive shares of Common Stock, up to a maximum of 20,000 shares in a fiscal year, in lieu of any cash retainer, based on the fair market value of Capstone Common Stock on the date that cash would have otherwise been paid. All payments are paid quarterly in arrears. If requested, all director expenses incurred in attending the Board of Directors or Committee meetings are reimbursed by the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information regarding securities authorized for issuance under Equity Compensation Plans as of March 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans, Approved by Stockholders
2000 Equity Incentive Plan Stock Options	3,422,981		$2.69		2,702,847	(4)
2000 Equity Incentive Plan Stock Bonus Awards	362,236		—		—
2000 Employee Stock Purchase Plan	—		—		145,338
Equity Compensation Plans, Not Approved by Stockholders
Inducement Stock Options	6,895,000	(1)	$1.55		—
Restricted Stock Units	700,000	(2)	—		—
Total	11,380,217		$1.93	(3)	2,848,185

(1)          Consists of stock options granted outside the Company’s 2000 Equity Incentive Plan at exercise prices equal to the fair market value of its Common Stock, as inducement grants to executive officers and employees of the Company since 2002. Included in the 6,895,000 options were 2,000,000 options to Mr. Jamison, 1,500,000 options to Mr. Tucker, 1,000,000 options to Mr. McBride, 850,000 options to Mr. Crouse, 800,000 options to Mr. Fink, 500,000 options to Mr. Estus and 245,000 options to two employees. Although the options were not granted under the 2000 Equity Incentive Plan, they are governed by terms and conditions similar to those granted under the 2000 Equity Incentive Plan.

(2)   Consist of shares of restricted stock or restricted stock units granted outside of the Company’s 2000 Equity Incentive Plan, as inducement grants to executive officers and employees of the Company since December 2006. Included in the 700,000 units , 500,000 units were granted to Mr. Jamison and 200,000 units were granted to Mr. Crouse. As with the inducement options, these restricted stock units are governed by terms and conditions similar to those set forth in the 2000 Equity Incentive Plan.

(3)   The weighted-average exercise price does not take into account restricted stock units as there is no exercise price associated with restricted stock units.

(4)   The shares available for stock bonus awards under the 2000 Equity Incentive Plan are included in this number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth certain information as of April 30, 2007 (unless otherwise indicated) regarding beneficial ownership of Common Stock by (1) each director, nominee for director and Named Executive Officer of the Company who owns Common Stock, (2) all directors and executive officers as a group, and (3) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. As of April 30, 2007, there were 143,971,414 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

Security Ownership of Certain Beneficial Owners and Management and Directors as of April 30, 2007

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Eliot G. Protsch	1,599,578	(2)	1.11%
John R. Tucker	1,500,000		1.04
John C. Fink, III	808,250		*
Walter J. McBride	367,083		*
Mark G. Gilbreth	326,021		*
John V. Jaggers	239,769	(3)	*
Leigh L. Estus	197,917		*
Noam Lotan	31,900		*
Antonio Rodriquez	31,250		*
Gary D. Simon	15,978		*
Richard K. Atkinson	15,600		*
Darrell J. Wilk	15,200		*
Darren R. Jamison	—		*
Directors and executive officers as a group (13 persons)	5,148,546		3.58%

*                    Less than one percent.

(1)          In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from April 30, 2007, are deemed outstanding. The total number of shares of Common Stock underlying options, pursuant to which such individuals have rights to acquire beneficial ownership of Common Stock within 60 days, is as follows:

Name	Shares Underlying Options
Eliot G. Protsch	74,384
John R. Tucker	1,500,000
John C. Fink, III	806,250
Walter J. McBride	364,583
Mark G. Gilbreth	326,021
John V. Jaggers	74,384
Leigh L. Estus	197,917
Noam Lotan	31,900
Antonio Rodriquez	31,250
Gary D. Simon	14,700
Richard K. Atkinson	15,600
Darrell J. Wilk	14,700

(2)          The ownership also includes 1,464,286 shares held by Alliant Energy Corporation; Mr. Protsch disclaims beneficial ownership of such shares except to the extent of his proportional interest therein.

(3)          The ownership also includes (a) 43,087 shares of Common Stock held by Sevin Rosen Fund; V L.P.; (b) 1,842 shares of Common Stock held by Sevin Rosen V Affiliates Fund L.P.; (c) 9,728 shares of Common Stock held by Sevin Rosen VII Affiliates Fund, L.P.; (d) 16 shares of Common Stock held by SRB Associates VII L.P. (John V. Jaggers is a general partner of the general partner of each of these entities and disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest therein); and (e) 110,712 shares directly owned by Mr. Jaggers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Based on its review of the copies of reports furnished to Capstone and written representations from Capstone’s executive officers, directors and persons who owned more than ten percent of a registered class of Capstone’s equity securities during the fiscal year ended March 31, 2007, we believe that all holdings and reportable transactions by such executive officers, directors and ten percent stockholders in Company securities were reported on a timely basis pursuant to Exchange Act Section 16(a) filing requirements except that Robin Deyo, who served briefly as the Company’s Interim Chief Accounting Officer, failed to file a Form 3.

Code of Business Conduct and Code of Ethics

The Company has adopted a Code of Business Conduct that applies to all directors, officers and employees of the Company. All directors, officers and employees of the Company are expected to be committed to the highest standards of honest, ethical and legal behavior. In addition, the Company has adopted a Code of Ethics that applies to the Chief Executive Officer, the Chief Financial Officer and senior financial officers of the Company. The Code of Ethics addresses the unique role of these officers in corporate governance. Each officer subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Business Conduct. The Code of Ethics and Code of Business Conduct were filed as exhibits to Capstone’s Annual Report on Form 10-K for the year ended March 31, 2007.

Corporate Governance Principles

The Company takes corporate governance responsibilities very seriously. In July 2004, the Board of Directors adopted Corporate Governance Principles to address the Board of Directors’ governance role and functions. The Corporate Governance Principles describe the role of the Board of Directors and provide a framework for, among other things, issues such as director selection and qualifications, director compensation, meetings of the Board of Directors, selection of the Chief Executive Officer and director orientation and continuing education. The Board of Directors will review the Company’s Corporate Governance Principles on an annual basis or more often, if necessary.

Related Person Transactions Policies and Procedures

The Audit Committee has adopted written policies and procedures regarding related party transactions. The policies and procedures require that the Audit Committee, whose members are all independent directors, review and approve all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other factors, whether the related party transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, in the case of directors and officers, whether the provisions of Section 144 of the Delaware General Corporation Code have been met. Any director who is a related person with respect to a transaction under review may not participate in the discussion or approval of the transaction.

Additional Information

Capstone is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Capstone may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549, or at one of the SEC’s regional offices. Information on the operation of the Public

Reference Room may be obtained by calling (800) SEC-0330. In addition, regional office information as well as the filings made by Capstone with the SEC may be accessed by way of the SEC’s Internet address, http://www.sec.gov.

Capstone will undertake to provide promptly without charge to each person to whom a copy of the proxy statement is delivered, upon the written request of any such person, additional copies of Capstone’s Annual Report on Form 10-K for the period ended March 31, 2007, including the related financial statements and a list of exhibits to the Form 10-K. Requests for such copies should be addressed to: Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311, Attn: Investor Relations.

CAPSTONE TURBINE CORPORATION
21211 NORDHOFF STREET
CHATSWORTH, CA 91311

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Capstone Turbine Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Capstone Turbine Corporation , c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CAPST1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPSTONE TURBINE CORPORATION

This proxy will be voted as directed. If no contrary direction is indicated, this proxy will be voted FOR the election of the directors listed below.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and .
Vote On Directors								write the number(s) of the
nominee(s) on the line below
1.	ELECTION OF DIRECTORS:
	Nominees:				☐	☐	☐

	01	Eliot G. Protsch	05	Noam Lotan
	02	Richard K. Atkinson	06	Gary D. Simon
	03	John V. Jaggers	07	Darrell J. Wilk
	04	Darren R. Jamison

2.	In their discretion, the proxies may vote upon any and all other matters as may properly come before themeeting or any adjournment or postponement thereof.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Note: The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CAPSTONE TURBINE CORPORATION

21211 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311

2007 ANNUAL MEETING
AUGUST 24, 2007

YOUR VOTE IS IMPORTANT TO CAPSTONE

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD BY TEARING OFF THE
BOTTOM PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.

THE PROXY CARD MUST BE SIGNED AND DATED.

FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CAPSTONE TURBINE CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS AUGUST 24, 2007

The undersigned stockholder of CAPSTONE TURBINE CORPORATION (the “Company”) acknowledges receipt of a copy of the Annual Report and the Proxy Statement and, revoking any proxy heretofore given, hereby appoints Darren R. Jamison and Walter J. McBride, or either of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at the Radisson Hotel Chatsworth, 9777 Topanga Canyon Blvd., Chatsworth, California, on August 24, 2007, at 9:00 A.M., and any adjournment or postponement thereof, and authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on June 26, 2007 that the undersigned would be entitled to vote if personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)